     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 10, 1998



                                                      REGISTRATION NO. 333-44955

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------


                         POST EFFECTIVE AMENDMENT NO. 1


                                       TO

                              NOTE EXCHANGE OFFER
                                       ON
                                    FORM S-4

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                           IMPERIAL HOLLY CORPORATION
                             AND OTHER REGISTRANTS
                     (SEE TABLE OF OTHER REGISTRANTS BELOW)
             (Exact Name of Registrant as specified in its charter)

               TEXAS                                 2062                              74-0704500
  (State or other jurisdiction of        Primary Standard Industrial                (I.R.S. Employer
   Incorporation or Organization)        (Classification Code Number)             Identification No.)

                         ONE IMPERIAL SQUARE, SUITE 200
                               8016 HIGHWAY 90-A
                            SUGAR LAND, TEXAS 77478
                                 (281) 491-9181
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                             ---------------------

                               WILLIAM F. SCHWER
                     MANAGING DIRECTOR AND GENERAL COUNSEL
                         ONE IMPERIAL SQUARE, SUITE 200
                               8016 HIGHWAY 90-A
                            SUGAR LAND, TEXAS 77478
                                 (281) 491-9181
(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of
                     Agent for Service for All Registrants)

                            ------------------------

                                   Copies to:

                             ROBERT V. JEWELL, ESQ.
                             DAN A. FLECKMAN, ESQ.
                             ANDREWS & KURTH L.L.P.
                             600 TRAVIS, SUITE 4200
                              HOUSTON, TEXAS 77002
                                 (713) 220-4200

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                           TABLE OF OTHER REGISTRANTS

                                          STATE OR OTHER
                                         JURISDICTION OF         PRIMARY STANDARD
      EXACT NAME OF REGISTRANT           INCORPORATION OR    INDUSTRIAL CLASSIFICATION       I.R.S. EMPLOYER
     AS SPECIFIED IN ITS CHARTER           ORGANIZATION             CODE NUMBER           IDENTIFICATION NUMBER
     ---------------------------         ----------------    -------------------------    ---------------------
Savannah Foods & Industries, Inc.          Delaware               2060                         58-1089367
Biomass Corporation                        Delaware               2096                         58-1352153
Dixie Crystals Brands, Inc.                Delaware               2096                         59-2042699
Dixie Crystals Foodservice, Inc.           Delaware               2096                        (Applied For)
King Packaging Company, Inc.               Georgia                5098                         58-1111816
Food Carrier, Inc.                         Georgia                4200                         58-1217108
Michigan Sugar Company                     Michigan               2063                         38-0830870
Great Lakes Sugar Company                    Ohio                 2063                         34-1470741
Savannah Foods Industrial, Inc.            Delaware               2062                         58-2181649
Phoenix Packing Corporation                Delaware               2096                         58-1871380
Savannah Sugar Refining Corporation        Georgia                4200                         58-1779614
Savannah Investment Company                Delaware               2062                         58-1697589
Holly Northwest Company                     Nevada                2063                         84-1307934
Holly Sugar Corporation                    New York               2063                         84-0228800
Fort Bend Utilities Company                 Texas                 4931                         74-0629715
Imperial Sweetener Distributors, Inc.       Texas                 4212                         74-1993077
Limestone Products Company                 Delaware               1498                         13-3366165
Crown Express, Inc.                         Texas                 4212                         76-0218213

                                    PART II

ITEM 20. INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The Company's Articles of Incorporation provide that a director will not be liable to the corporation or its stockholders for monetary damages for an act or omission in such director's capacity as director, except in the case of: (i) breach of such director's duty of loyalty to the corporation or its stockholders, (ii) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law, (iii) a transaction from which the director received an improper benefit, (iv) an act or omission for which the liability of a director is expressly provided for by statute or
(v) an act related to an unlawful stock repurchase or payment of a dividend.

     The Company's Bylaws provide that the corporation will indemnify, and advance expenses (including court costs and attorney's fees) to, any officer, director, employee or agent to the fullest extent permitted by applicable law at the time of the adoption of the the Company's Bylaws and such greater extent as applicable law may thereafter permit.

     Under the Texas Business Corporation Act (the "TBCA"), directors, officers, employees or agents are entitled to indemnification against expenses (including attorneys' fees) whenever they successfully defend legal proceedings brought against them by reason of the fact that they hold such a position with the corporation. In addition, with respect to actions not brought by or in the right of the corporation, indemnification is permitted under the TBCA for expenses (including attorneys' fees), judgments, fines, penalties and reasonable settlement if it is determined that the person seeking indemnification acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to criminal proceedings he or she had no reasonable cause to believe that his or her conduct was unlawful. With respect to actions brought by or in the right of the corporation, indemnification is permitted under the TBCA for expenses (including attorneys' fees) and reasonable settlements, if it is determined that the person seeking indemnification acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders; provided, indemnification is not permitted if the person is found liable to the corporation, unless the court in which the court or suit was brought has determined that indemnification is fair and reasonable in view of all the circumstances of the case.

     Under an insurance policy maintained by the Company, the directors and officers of the Company are insured within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings and certain liabilities which might be imposed as a result of such claims, action, suits or proceedings, which may be brought against them by reason of being or having been such directors and officers.

ITEM 21. EXHIBITS

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
      *2(a)              -- Agreement and Plan of Merger, dated September 12, 1997, among Imperial Holly Corporation, IHK Merger Sub
                            Corporation and Savannah Foods & Industries, Inc.
                            (incorporated by reference to Exhibit 2.1 to the
                            Company's Registration Statement on Form S-4
                            (Registration No. 333-40445) (the "Savannah S-4")).
      *3(a)              -- Restated Articles of Incorporation of the Company
                            (incorporated by reference to Exhibit 3(b) to the
                            Company's Registration Statement on Form S-4
                            (Registration No. 33-20959)).
      *3(b)              -- Articles of Amendment to Restated Articles of
                            Incorporation (incorporated by reference to Exhibit 3.1
                            to the Company's Quarterly Report on Form 10-Q for the
                            quarter ended June 30, 1990 (File No. 1- 10307)).

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
      *3(c)              -- By-Laws of the Company (incorporated by reference to
                            Exhibit 3(b) to the Company's Annual Report on Form 10-K
                            for the year ended March 31, 1989 (File No. 0-16674) (the
                            "1989 Form 10-K")).
      +4(a)(1)           -- Amended and Restated Credit Agreement, dated as of
                            December 22, 1997, among Imperial Holly Corporation, as
                            Borrower, the Several Lenders from time to time Parties
                            thereto, Lehman Brothers, Inc., as Arranger, Lehman
                            Brothers Commercial Paper, Inc., as Syndication Agent and
                            Harris Trust and Savings Bank, as Administrative and
                            Collateral Agent.
      +4(a)(2)           -- Amended and Restated Guarantee and Collateral Agreement,
                            dated as of December 22, 1997, made by Imperial Holly
                            Corporation and certain of its Subsidiaries in favor of
                            Harris Trust and Savings Bank, as Collateral Agent.
      +4(b)              -- Indenture dated as of December 22, 1997 between the
                            Company, certain subsidiaries of the Company and The Bank
                            of New York, as Trustee, relating to the Company's 9 3/4%
                            Senior Subordinated Notes due 2007 (including form of
                            9 3/4% Senior Subordinated Note due 2007 and form of
                            Subsidiary Guarantee).
      *4(c)              -- Indenture dated as of October 15, 1992 by and between the
                            Company and Texas Commerce Bank National Association, as
                            Trustee, relating to the Company's 8 3/8% Senior Notes
                            due 1999 (incorporated by reference to Exhibit 4.1 to the
                            Company's Quarterly Report on Form 10-Q for the quarter
                            ended September 30, 1992 (File 1-10307)).
     ++5(a)              -- Opinion of Andrews & Kurth L.L.P. as to the legality of the securities being registered.
     *10(a)              -- Imperial Holly Corporation Stock Incentive Plan (as
                            amended and restated effective May 1, 1997) (incorporated
                            by reference to Exhibit 10(a) to the Company's Annual
                            Report on Form 10-K for the year ended March 31, 1997
                            (File No. 1-10307) (the "1997 Form 10-K")).
     *10(b)              -- Specimen of the Company's Employment Agreement for
                            certain of its officers (incorporated by reference to
                            Exhibit 10.1 to the Company's Quarterly Report on Form
                            10-Q for the quarter ended September 30, 1990 (File No.
                            1-10307) (the "September 1990 Form 10-Q")).
     *10(b)(2)           -- Specimen of the Company's Amendment to Employment
                            Agreement for certain of its officers (incorporated by
                            reference to Exhibit 10(c)(2) to the 1994 Form 10-K).
     *10(b)(3)           -- Schedule of Employment Agreements (incorporated by
                            reference to Exhibit 10(a) to the Company's Quarterly
                            Report on Form 10-Q for the quarter ended September 30,
                            1994 (File No. 1-10307) (the "September 1994 Form
                            10-Q")).
     *10(c)              -- Specimen of the Company's Severance Pay Agreements for
                            certain of its officers (incorporated by reference to
                            Exhibit 10.2 to the September 1990 Form 10-Q).
     *10(d)(1)           -- Imperial Holly Corporation Salary Continuation Plan (as
                            amended and restated effective August 1, 1994)
                            (incorporated by reference to Exhibit 10(b)(1) to the
                            September 1994 Form 10-Q).
     *10(d)(2)           -- Specimen of the Company's Salary Continuation Agreement
                            (Fully Vested) (incorporated by reference to Exhibit
                            10(b)(2) to the September 1994 Form 10-Q).
     *10(d)(3)           -- Specimen of the Company's Salary Continuation Agreement
                            (Graduated Vesting) (incorporated by reference to Exhibit
                            10(b)(3) to the September 1994 Form 10-Q).
     *10(d)(4)           -- Schedule of Salary Continuation Agreements (incorporated by reference to Exhibit 10(d)(4) to the Company's Annual
                            Report on Form 10-K for the year ended March 31, 1996
                            (File No. 1-10307) (the "1996 Form 10-K")).

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
     *10(e)(1)           -- Imperial Holly Corporation Benefit Restoration Plan (as
                            amended and restated effective August 1, 1994)
                            (incorporated by reference to Exhibit 10(c)(1) to the
                            September 1994 Form 10-Q).
     *10(e)(2)           -- Specimen of the Company's Benefit Restoration Agreement
                            (Fully Vested) (incorporated by reference to Exhibit
                            10(c)(2) to the September 1994 Form 10-Q).
     *10(e)(3)           -- Specimen of the Company's Benefit Restoration Agreement
                            (Graduated Vesting) (incorporated by reference to Exhibit
                            10(c)(3) to the September 1994 Form 10-Q).
     *10(e)(4)           -- Schedule of Benefit Restoration Agreements (incorporated by reference to Exhibit 10(e)(4) to the 1996 Form 10-K).
     *10(f)(1)           -- Imperial Holly Corporation Executive Benefits Trust
                            (incorporated by reference to Exhibit 10.5 to the
                            September 1990 Form 10-Q).
     *10(f)(2)           -- First Amendment to the Company's Executive Benefits Trust
                            dated June 4, 1991 (incorporated by reference to Exhibit
                            10(g)(2) to the 1994 Form 10-K).
     *10(g)              -- Imperial Holly Corporation 1989 Nonemployee Director
                            Stock Option Plan (incorporated by reference to Exhibit A
                            to the Company's Proxy Statement dated June 16, 1989 for
                            the 1989 Annual Meeting of Shareholders, File No.
                            0-16674).
     *10(h)              -- Imperial Holly Corporation Retirement Plan For
                            Nonemployee Directors (incorporated by reference to
                            Exhibit 10(j) to the 1994 Form 10-K).
     *10(i)(1)           -- Specimen of the Company's Change of Control Agreement
                            (incorporated by reference to Exhibit 10(d)(1) to the
                            September 1994 Form 10-Q).
     *10(i)(2)           -- Schedule of Change of Control Agreements (incorporated by reference to Exhibit 10(i)(2) to the 1997 Form 10-K).
     *10(j)              -- Independent Consultant Agreement between I. H. Kempner
                            III and the Company (incorporated by reference to Exhibit
                            10(k) to the 1996 Form 10-K).
     *10(k)              -- Specimen of the Company's Restricted Stock Agreement with certain of its officers (incorporated by reference to
                            Exhibit 10(k) to the 1997 Form 10-K).
     *10(l)              -- Schedule of Restricted Stock Agreements (incorporated by reference to Exhibit 10(l) to the 1997 Form 10-K).
     *10(m)              -- Agreement of Limited Partnership of ChartCo Terminal,
                            L.P. (incorporated by reference to Exhibit 10(j) to the
                            1990 Form 10-K).
     *11                 -- Computation of Income Per Common Share (incorporated by reference to Exhibit 11 to the Company's Transition
                            Report on Form 10-K for the six months ended September
                            30, 1997).
     +21                 -- Subsidiaries of the Company.
   +23.1                 -- Consent of Deloitte & Touche LLP, Independent Auditors.
   +23.2                 -- Consent of Arthur Andersen LLP, Independent Public
                            Accountants.
   +23.3                 -- Consent of Price Waterhouse LLP, Independent Accountants.
  ++23.4                 -- Consent of Andrews & Kurth L.L.P. (included in opinion
                            filed as Exhibit 5(a)).
  ++25.1                 -- Form T-1 Statement of Eligibility of the Bank of New
                            York.
     +99(a)              -- Form of Letter of Transmittal.
     +99(b)              -- Form of Notice of Guaranteed Delivery.


---------------

 * Indicates exhibit previously filed with the Commission and incorporated by reference.


 + Indicates exhibit previously filed with this Registration Statement.



++ Indicates exhibit filed herewith.

++ Indicates exhibit filed herewith.

FINANCIAL STATEMENT SCHEDULES

     None.

ITEM 22. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15 (d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10 (b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrants set forth below have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Sugar Land, State of Texas on the 10th day of March, 1998.


                                        IMPERIAL HOLLY CORPORATION
                                        SAVANNAH FOODS & INDUSTRIES, INC.
                                        BIOMASS CORPORATION
                                        DIXIE CRYSTALS BRANDS, INC.
                                        DIXIE CRYSTALS FOODSERVICE, INC.
                                        KING PACKAGING COMPANY, INC.
                                        FOOD CARRIER, INC.
                                        MICHIGAN SUGAR COMPANY
                                        GREAT LAKES SUGAR COMPANY
                                        SAVANNAH FOODS INDUSTRIAL, INC.
                                        PHOENIX PACKAGING CORPORATION
                                        SAVANNAH INVESTMENT COMPANY
                                        SAVANNAH SUGAR REFINING CORPORATION
                                        HOLLY SUGAR CORPORATION
                                        FORT BEND UTILITIES COMPANY
                                        HOLLY NORTHWEST COMPANY

                                        By:      /s/ WILLIAM F. SCHWER
                                           -------------------------------------
                                                     William F. Schwer
                                                   Senior Vice President

                                        IMPERIAL SWEETENER DISTRIBUTORS, INC.

                                        By:      /s/ WILLIAM F. SCHWER
                                           -------------------------------------
                                                     William F. Schwer
                                                      Vice President

                                        CROWN EXPRESS, INC.
                                        LIMESTONE PRODUCTS COMPANY, INC.

                                        By:      /s/ WILLIAM F. SCHWER
                                           -------------------------------------
                                                     William F. Schwer
                                                      Vice President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James C. Kempner, H.P. Mechler, and William F. Schwer and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statement filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with the applicable state security laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intends and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


                      SIGNATURE                                        TITLE                      DATE
                      ---------                                        -----                      ----
             IMPERIAL HOLLY CORPORATION

                          *                              President, Chief Executive          March 10, 1998
-----------------------------------------------------      Officer, Chief Financial Officer
                  James C. Kempner                         and Director
                                                           (Principal Executive and
                                                           Financial Officer)

                          *                              Vice President -- Accounting        March 10, 1998
-----------------------------------------------------      (Principal Accounting Officer)
                    H.P. Mechler

                          *                              Director                            March 10, 1998
-----------------------------------------------------
                 John D. Curtin, Jr.

                          *                              Director                            March 10, 1998
-----------------------------------------------------
                   David J. Dilger

                          *                              Director                            March 10, 1998
-----------------------------------------------------
                  Edward O. Gaylord

                          *                              Director                            March 10, 1998
-----------------------------------------------------
                  Gerald Grinstein

                          *                              Director                            March 10, 1998
-----------------------------------------------------
                   Ann O. Hamilton

                                                         Director                            March 10, 1998
-----------------------------------------------------
                 Robert L. Harrison

                      SIGNATURE                                        TITLE                      DATE
                      ---------                                        -----                      ----
                          *                              Director                            March 10, 1998
-----------------------------------------------------
               Harris L. Kempner, Jr.

                          *                              Director                            March 10, 1998
-----------------------------------------------------
                 I. H. Kempner, III

                          *                              Director                            March 10, 1998
-----------------------------------------------------
                     H. E. Lentz

                          *                              Director                            March 10, 1998
-----------------------------------------------------
                 Kevin C. O'Sullivan

                          *                              Director                            March 10, 1998
-----------------------------------------------------
                    Fayez Sarofim

                                                         Director                            March 10, 1998
-----------------------------------------------------
               William F. Sprague III

                          *                              Director                            March 10, 1998
-----------------------------------------------------
                  Daniel K. Thorne

          SAVANNAH FOODS & INDUSTRIES, INC.

                          *                              Chairman of the Board, Chief        March 10, 1998
-----------------------------------------------------      Financial Officer and Director
                  James C. Kempner                         (Principal Executive, Financial
                                                           and Accounting Officer)

                          *                              Director                            March 10, 1998
-----------------------------------------------------
                 Peter C. Carrothers

                          *                              Director                            March 10, 1998
-----------------------------------------------------
                Douglas W. Ehrenkranz

                          *                              Director                            March 10, 1998
-----------------------------------------------------
                    Roger W. Hill

                          *                              Director                            March 10, 1998
-----------------------------------------------------
                   Karen L. Mercer

                          *                              Director                            March 10, 1998
-----------------------------------------------------
                  John A. Richmond

                          *                              Director                            March 10, 1998
-----------------------------------------------------
                  William F. Schwer

                      SIGNATURE                                        TITLE                      DATE
                      ---------                                        -----                      ----
                                                         Director                            March 10, 1998
-----------------------------------------------------
               William W. Sprague, III

                 BIOMASS CORPORATION

                          *                              Chairman of the Board and           March 10, 1998
-----------------------------------------------------      Treasurer (Principal Executive,
                  James C. Kempner                         Financial and Accounting
                                                           Officer)

                          *                              Director                            March 10, 1998
-----------------------------------------------------
               Benjamin A. Oxnard, Jr.

                                                         Director                            March 10, 1998
-----------------------------------------------------
               William W. Sprague, III

             DIXIE CRYSTALS BRANDS, INC.

                          *                              Chairman of the Board and           March 10, 1998
-----------------------------------------------------      Treasurer (Principal Executive,
                  James C. Kempner                         Financial and Accounting
                                                           Officer)

                          *                              Director                            March 10, 1998
-----------------------------------------------------
                   David H. Roche

                                                         Director                            March 10, 1998
-----------------------------------------------------
                   James M. Kelley

                                                         Director                            March 10, 1998
-----------------------------------------------------
               William W. Sprague, III

                          *                              Director                            March 10, 1998
-----------------------------------------------------
               Benjamin A. Oxnard, Jr.

          DIXIE CRYSTALS FOODSERVICE, INC.

                          *                              Chairman of the Board and           March 10, 1998
-----------------------------------------------------      Treasurer (Principal Executive,
                  James C. Kempner                         Financial and Accounting
                                                           Officer)

                          *                              Director                            March 10, 1998
-----------------------------------------------------
                   David H. Roche

                          *                              Director                            March 10, 1998
-----------------------------------------------------
                   James M. Kelley

                      SIGNATURE                                        TITLE                      DATE
                      ---------                                        -----                      ----

                                                         Director                            March 10, 1998
-----------------------------------------------------
               William W. Sprague, III

                          *                              Director                            March 10, 1998
-----------------------------------------------------
               Benjamin A. Oxnard, Jr.

            KING PACKAGING COMPANY, INC.

                          *                              Chairman of the Board and           March 10, 1998
-----------------------------------------------------      Treasurer (Principal Executive,
                  James C. Kempner                         Financial and Accounting
                                                           Officer)

                          *                              Director                            March 10, 1998
-----------------------------------------------------
                   David H. Roche

                          *                              Director                            March 10, 1998
-----------------------------------------------------
                   James M. Kelley

                                                         Director                            March 10, 1998
-----------------------------------------------------
               William W. Sprague, III

                          *                              Director                            March 10, 1998
-----------------------------------------------------
               Benjamin A. Oxnard, Jr.

                 FOOD CARRIER, INC.

                          *                              Chairman of the Board (Principal    March 10, 1998
-----------------------------------------------------      Executive Officer)
                  James C. Kempner

                          *                              Treasurer and Director (Principal   March 10, 1998
-----------------------------------------------------      Financial and Accounting
                    Robert Hickox                          Officer)

                          *                              Director                            March 10, 1998
-----------------------------------------------------
               Benjamin A. Oxnard, Jr.

                          *                              Director                            March 10, 1998
-----------------------------------------------------
               Edward H. Millard, Jr.

               MICHIGAN SUGAR COMPANY

                          *                              Chairman of the Board (Principal    March 10, 1998
-----------------------------------------------------      Executive Officer)
                  James C. Kempner

                      SIGNATURE                                        TITLE                      DATE
                      ---------                                        -----                      ----
                          *                              Treasurer and Director (Principal   March 10, 1998
-----------------------------------------------------      Financial and Accounting
                   David H. Roche                          Officer)

                                                         Director                            March 10, 1998
-----------------------------------------------------
               William W. Sprague, III

                                                         Director                            March 10, 1998
-----------------------------------------------------
                  Gregory H. Smith

                          *                              Director                            March 10, 1998
-----------------------------------------------------
                Mark S. Flegenheimer

              GREAT LAKES SUGAR COMPANY

                          *                              Chairman of the Board (Principal    March 10, 1998
-----------------------------------------------------      Executive Officer)
                  James C. Kempner

                          *                              Treasurer and Director (Principal   March 10, 1998
-----------------------------------------------------      Financial and Accounting
                   David H. Roche                          Officer)

                                                         Director                            March 10, 1998
-----------------------------------------------------
               William W. Sprague, III

                                                         Director                            March 10, 1998
-----------------------------------------------------
                  Gregory H. Smith

                          *                              Director                            March 10, 1998
-----------------------------------------------------
                Mark S. Flegenheimer

           SAVANNAH FOODS INDUSTRIAL, INC.

                          *                              Chairman of the Board (Principal    March 10, 1998
-----------------------------------------------------      Executive Officer)
                  James C. Kempner

                          *                              Treasurer (Principal Financial and  March 10, 1998
-----------------------------------------------------      Accounting Officer)
                   Katrina Wigren

                                                         Director                            March 10, 1998
-----------------------------------------------------
               William W. Sprague, III

                          *                              Director                            March 10, 1998
-----------------------------------------------------
                   David H. Roche

                      SIGNATURE                                        TITLE                      DATE
                      ---------                                        -----                      ----
                          *                              Director                            March 10, 1998
-----------------------------------------------------
                   James M. Kelley

            PHOENIX PACKAGING CORPORATION

                          *                              Chairman of the Board and           March 10, 1998
-----------------------------------------------------      Treasurer (Principal Executive,
                  James C. Kempner                         Financial and Accounting
                                                           Officer)

                          *                              Director                            March 10, 1998
-----------------------------------------------------
                   David H. Roche

                          *                              Director                            March 10, 1998
-----------------------------------------------------
               Benjamin A. Oxnard, Jr.

                                                         Director                            March 10, 1998
-----------------------------------------------------
                  Gregory H. Smith

             SAVANNAH INVESTMENT COMPANY

                          *                              Chairman of the Board (Principal    March 10, 1998
-----------------------------------------------------      Executive Officer)
                  James C. Kempner

                          *                              Treasurer (Principal Financial and  March 10, 1998
-----------------------------------------------------      Accounting Officer)
                 John P. Garniewski

                          *                              Director                            March 10, 1998
-----------------------------------------------------
                    Doug Hutchins

                          *                              Director                            March 10, 1998
-----------------------------------------------------
                 Peter C. Fulweiler

                          *                              Director                            March 10, 1998
-----------------------------------------------------
                     Carl Boland

                                                         Director                            March 10, 1998
-----------------------------------------------------
                  Gregory H. Smith

                                                         Director                            March 10, 1998
-----------------------------------------------------
                     Arthur Dana

                      SIGNATURE                                        TITLE                      DATE
                      ---------                                        -----                      ----
         SAVANNAH SUGAR REFINING CORPORATION

                          *                              Chairman of the Board and           March 10, 1998
-----------------------------------------------------      Treasurer (Principal Executive,
                  James C. Kempner                         Financial and Accounting
                                                           Officer)

                          *                              Director                            March 10, 1998
-----------------------------------------------------
               Benjamin A. Oxnard, Jr.

                                                         Director                            March 10, 1998
-----------------------------------------------------
               William W. Sprague, III

                                                         Director                            March 10, 1998
-----------------------------------------------------
                  Gregory H. Smith

               HOLLY SUGAR CORPORATION

                          *                              President, Chief Executive Officer  March 10, 1998
-----------------------------------------------------      and Director (Principal
                    Roger W. Hill                          Executive Officer)

                          *                              Treasurer (Principal Financial and  March 10, 1998
-----------------------------------------------------      Accounting Officer)
                   Karen L. Mercer

                          *                              Chairman of the Board and Director  March 10, 1998
-----------------------------------------------------
                  James C. Kempner

                          *                              Senior Vice President, General      March 10, 1998
-----------------------------------------------------      Counsel, Corporate Secretary and
                  William F. Schwer                        Director

                          *                              Director                            March 10, 1998
-----------------------------------------------------
                  John A. Richmond

        IMPERIAL SWEETENER DISTRIBUTION, INC.

                          *                              President, Chief Executive Officer  March 10, 1998
-----------------------------------------------------      and Director (Principal
                  James C. Kempner                         Executive Officer)

                          *                              Treasurer (Principal Financial and  March 10, 1998
-----------------------------------------------------      Accounting Officer)
                   Karen L. Mercer

                      SIGNATURE                                        TITLE                      DATE
                      ---------                                        -----                      ----
                          *                              Director                            March 10, 1998
-----------------------------------------------------
                 Peter C. Carrothers

                          *                              Secretary and Director              March 10, 1998
-----------------------------------------------------
                  Roy E. Henderson

             FORT BEND UTILITIES COMPANY

                          *                              President, Chief Executive Officer  March 10, 1998
-----------------------------------------------------      and Director (Principal
                  James C. Kempner                         Executive Officer)

                          *                              Treasurer (Principal Financial and  March 10, 1998
-----------------------------------------------------      Accounting Officer)
                   Karen L. Mercer

                          *                              Secretary and Director              March 10, 1998
-----------------------------------------------------
                  Roy E. Henderson

                          *                              Director                            March 10, 1998
-----------------------------------------------------
                 I. H. Kempner, III

             LIMESTONE PRODUCTS COMPANY

                          *                              President and Director (Principal   March 10, 1998
-----------------------------------------------------      Executive Officer)
                  William F. Schwer

                          *                              Treasurer (Principal Financial and  March 10, 1998
-----------------------------------------------------      Accounting Officer)
                   Karen L. Mercer

                          *                              Vice President and Director         March 10, 1998
-----------------------------------------------------
                Robert W. Strickland

                          *                              Director                            March 10, 1998
-----------------------------------------------------
                  John A. Richmond

               HOLLY NORTHWEST COMPANY

                          *                              President and Director (Principal   March 10, 1998
-----------------------------------------------------      Executive Officer)
                    Roger W. Hill

                          *                              Treasurer (Principal Financial and  March 10, 1998
-----------------------------------------------------      Accounting Officer)
                    Alan Lebsock

                          *                              Director                            March 10, 1998
-----------------------------------------------------
                  James C. Kempner

                      SIGNATURE                                        TITLE                      DATE
                      ---------                                        -----                      ----
                          *                              Director                            March 10, 1998
-----------------------------------------------------
                  William F. Schwer

                 CROWN EXPRESS, INC.

                          *                              President and Director (Principal   March 10, 1998
-----------------------------------------------------      Executive Officer)
                  William F. Schwer

                          *                              Vice President, Treasurer and       March 10, 1998
-----------------------------------------------------      Director (Principal Financial
                 Peter C. Carrothers                       and Accounting Officer)

                          *                              Secretary and Director              March 10, 1998
-----------------------------------------------------
                  Roy E. Henderson

               *By: /s/ H. P. MECHLER
  ------------------------------------------------
                   H. P. Mechler,
                 as attorney-in-fact

                                 EXHIBIT INDEX


        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
     *2(a)               -- Agreement and Plan of Merger, dated September 12, 1997, among Imperial Holly Corporation, IHK Merger Sub
                            Corporation and Savannah Foods & Industries, Inc.
                            (incorporated by reference to Exhibit 2.1 to the
                            Company's Registration Statement on Form S-4
                            (Registration No. 333-40445) (the "Savannah S-4")).
     *3(a)               -- Restated Articles of Incorporation of the Company
                            (incorporated by reference to Exhibit 3(b) to the
                            Company's Registration Statement on Form S-4
                            (Registration No. 33-20959)).
     *3(b)               -- Articles of Amendment to Restated Articles of
                            Incorporation (incorporated by reference to Exhibit 3.1
                            to the Company's Quarterly Report on Form 10-Q for the
                            quarter ended June 30, 1990 (File No. 1- 10307)).
     *3(c)               -- By-Laws of the Company (incorporated by reference to
                            Exhibit 3(b) to the Company's Annual Report on Form 10-K
                            for the year ended March 31, 1989 (File No. 0-16674) (the
                            "1989 Form 10-K")).
     +4(a)(1)            -- Amended and Restated Credit Agreement, dated as of
                            December 22, 1997, among Imperial Holly Corporation, as
                            Borrower, the Several Lenders from time to time Parties
                            thereto, Lehman Brothers, Inc., as Arranger, Lehman
                            Brothers Commercial Paper, Inc., as Syndication Agent and
                            Harris Trust and Savings Bank, as Administrative and
                            Collateral Agent.
     +4(a)(2)            -- Amended and Restated Guarantee and Collateral Agreement,
                            dated as of December 22, 1997, made by Imperial Holly
                            Corporation and certain of its Subsidiaries in favor of
                            Harris Trust and Savings Bank, as Collateral Agent.
     +4(b)               -- Indenture dated as of December 22, 1997 between the
                            Company, certain subsidiaries of the Company and The Bank
                            of New York, as Trustee, relating to the Company's 9 3/4%
                            Senior Subordinated Notes due 2007 (including form of
                            9 3/4% Senior Subordinated Note due 2007 and form of
                            Subsidiary Guarantee).
     *4(c)               -- Indenture dated as of October 15, 1992 by and between the
                            Company and Texas Commerce Bank National Association, as
                            Trustee, relating to the Company's 8 3/8% Senior Notes
                            due 1999 (incorporated by reference to Exhibit 4.1 to the
                            Company's Quarterly Report on Form 10-Q for the quarter
                            ended September 30, 1992 (File 1-10307)).
    ++5(a)               -- Opinion of Andrews & Kurth L.L.P. as to the legality of the securities being registered.
    *10(a)               -- Imperial Holly Corporation Stock Incentive Plan (as
                            amended and restated effective May 1, 1997) (incorporated
                            by reference to Exhibit 10(a) to the Company's Annual
                            Report on Form 10-K for the year ended March 31, 1997
                            (File No. 1-10307) (the "1997 Form 10-K")).
    *10(b)               -- Specimen of the Company's Employment Agreement for
                            certain of its officers (incorporated by reference to
                            Exhibit 10.1 to the Company's Quarterly Report on Form
                            10-Q for the quarter ended September 30, 1990 (File No.
                            1-10307) (the "September 1990 Form 10-Q")).
    *10(b)(2)            -- Specimen of the Company's Amendment to Employment
                            Agreement for certain of its officers (incorporated by
                            reference to Exhibit 10(c)(2) to the 1994 Form 10-K).
    *10(b)(3)            -- Schedule of Employment Agreements (incorporated by
                            reference to Exhibit 10(a) to the Company's Quarterly
                            Report on Form 10-Q for the quarter ended September 30,
                            1994 (File No. 1-10307) (the "September 1994 Form
                            10-Q")).
    *10(c)               -- Specimen of the Company's Severance Pay Agreements for
                            certain of its officers (incorporated by reference to
                            Exhibit 10.2 to the September 1990 Form 10-Q).

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
    *10(d)(1)            -- Imperial Holly Corporation Salary Continuation Plan (as
                            amended and restated effective August 1, 1994)
                            (incorporated by reference to Exhibit 10(b)(1) to the
                            September 1994 Form 10-Q).
    *10(d)(2)            -- Specimen of the Company's Salary Continuation Agreement
                            (Fully Vested) (incorporated by reference to Exhibit
                            10(b)(2) to the September 1994 Form 10-Q).
    *10(d)(3)            -- Specimen of the Company's Salary Continuation Agreement
                            (Graduated Vesting) (incorporated by reference to Exhibit
                            10(b)(3) to the September 1994 Form 10-Q).
    *10(d)(4)            -- Schedule of Salary Continuation Agreements (incorporated by reference to Exhibit 10(d)(4) to the Company's Annual
                            Report on Form 10-K for the year ended March 31, 1996
                            (File No. 1-10307) (the "1996 Form 10-K")).
    *10(e)(1)            -- Imperial Holly Corporation Benefit Restoration Plan (as
                            amended and restated effective August 1, 1994)
                            (incorporated by reference to Exhibit 10(c)(1) to the
                            September 1994 Form 10-Q).
    *10(e)(2)            -- Specimen of the Company's Benefit Restoration Agreement
                            (Fully Vested) (incorporated by reference to Exhibit
                            10(c)(2) to the September 1994 Form 10-Q).
    *10(e)(3)            -- Specimen of the Company's Benefit Restoration Agreement
                            (Graduated Vesting) (incorporated by reference to Exhibit
                            10(c)(3) to the September 1994 Form 10-Q).
    *10(e)(4)            -- Schedule of Benefit Restoration Agreements (incorporated by reference to Exhibit 10(e)(4) to the 1996 Form 10-K).
    *10(f)(1)            -- Imperial Holly Corporation Executive Benefits Trust
                            (incorporated by reference to Exhibit 10.5 to the
                            September 1990 Form 10-Q).
    *10(f)(2)            -- First Amendment to the Company's Executive Benefits Trust
                            dated June 4, 1991 (incorporated by reference to Exhibit
                            10(g)(2) to the 1994 Form 10-K).
    *10(g)               -- Imperial Holly Corporation 1989 Nonemployee Director
                            Stock Option Plan (incorporated by reference to Exhibit A
                            to the Company's Proxy Statement dated June 16, 1989 for
                            the 1989 Annual Meeting of Shareholders, File No.
                            0-16674).
    *10(h)               -- Imperial Holly Corporation Retirement Plan For
                            Nonemployee Directors (incorporated by reference to
                            Exhibit 10(j) to the 1994 Form 10-K).
    *10(i)(1)            -- Specimen of the Company's Change of Control Agreement
                            (incorporated by reference to Exhibit 10(d)(1) to the
                            September 1994 Form 10-Q).
    *10(i)(2)            -- Schedule of Change of Control Agreements (incorporated by reference to Exhibit 10(i)(2) to the 1997 Form 10-K).
    *10(j)               -- Independent Consultant Agreement between I. H. Kempner
                            III and the Company (incorporated by reference to Exhibit
                            10(k) to the 1996 Form 10-K).
    *10(k)               -- Specimen of the Company's Restricted Stock Agreement with certain of its officers (incorporated by reference to
                            Exhibit 10(k) to the 1997 Form 10-K).
    *10(l)               -- Schedule of Restricted Stock Agreements (incorporated by reference to Exhibit 10(l) to the 1997 Form 10-K).
    *10(m)               -- Agreement of Limited Partnership of ChartCo Terminal,
                            L.P. (incorporated by reference to Exhibit 10(j) to the
                            1990 Form 10-K).

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
    *11                  -- Computation of Income Per Common Share (incorporated by reference to Exhibit 11 to the Company's Transition
                            Report on Form 10-K for the six months ended September
                            30, 1997).
    +21                  -- Subsidiaries of the Company.
   +23.1                 -- Consent of Deloitte & Touche LLP, Independent Auditors.
   +23.2                 -- Consent of Arthur Andersen LLP, Independent Public
                            Accountants.
   +23.3                 -- Consent of Price Waterhouse LLP, Independent Accountants.
  ++23.4                 -- Consent of Andrews & Kurth L.L.P. (included in opinion
                            filed as Exhibit 5(a)).
  ++25.1                 -- Form T-1 Statement of Eligibility of the Bank of New
                            York.
   +99(a)                -- Form of Letter of Transmittal.
   +99(b)                -- Form of Notice of Guaranteed Delivery.


---------------

 * Indicates exhibit previously filed with the Commission and incorporated by reference.


 + Indicates exhibit previously filed with this Registration Statement.



++ Indicates exhibit filed herewith.